EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of February 27, 2018

AMONG:

EPHS Holdings, Inc., a Nevada corporation.

(“EPHS Holdings”)

AND

EMERALD PLANTS HEALTH SOURCE, Inc., a Quebec corporation

 (“Emerald” or “Emerald Plants”)

AND:

THE SHAREHOLDERS OF EMREALD PLANTS

( the “Shareholders”)

WHEREAS:  The parties wish to enter into this Share Exchange Agreement as more fully set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

DEFINITIONS

Definitions

1.1

The following terms have the following meanings, unless the context indicates otherwise:

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

“Closing” shall mean the completion of the Transaction, in accordance with Section 0 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

“Closing Date” shall mean February 27, 2018 unless extended by the mutual consent of the parties.

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

 “Shareholders” are those shareholders set forth on Schedule 1 owning all of the outstanding equity securities of Emerald Plants.

“SEC” shall mean the Securities and Exchange Commission;

“Securities Act” shall mean the United States Securities Act of 1933, as amended;

“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

 “EPHS Shares” shall mean  20,000,000 (20 million) common shares of EPHS Holdings..

1.2

Schedules

The following schedules are attached to and form part of this Agreement:

Schedule 1.

Shareholders

2.

THE OFFER, PURCHASE AND SALE OF SHARES

2.1

Offer, Transfer and Acquisition  of the Shares

Subject to the terms and conditions of this Agreement, the Shareholders hereby covenant and agree to assign and transfer to EPHS all of the issued and outstanding shares of common stock of Emerald and EPHS Holdings Inc  agrees to acquire from the Shareholders the Emerald Shares held by the Shareholders.

2.2

Consideration

As consideration for the exchange of the Emerald Shares by the Shareholders to EPHS Holdings EPHS Holdings shall allot and issue the EPHS Shares to the Shareholders in proportion to their equity ownership as set forth on Schedule 1. Notwithstanding the foregoing, at Closing the Shareholders shall instruct the Company’s Transfer Agent to issue to those individuals  set forth on Schedule 1 a total of 6,000,000 shares of the EPHS Shares (3,000,000 from each Shareholder).  The Shareholders acknowledge and agree that the EPHS Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act.  As required by applicable securities law, the Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the

EPHS  Shares issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY,  UNLESS THE SHARES ARE REGISTERED’ AN EXEMPTION FROM REGISTRATION EXISTS OR THE SHAREHOLDER RECEIVES AN OPINION LETTER ISSUED BY COMPANY COUNSEL.

2.3

Share Exchange Procedure and Representations

Each Selling Shareholder may exchange his certificate representing the Emerald shares by delivering such certificate to EPHS Holdings duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and with appropriate instructions to allow the transfer agent to issue certificates for the EPHS Holdings Shares to the holders thereof and/or as directed by the Shareholders.

Each of the Shareholders must execute this Share Exchange Agreement.

2.4

Closing Date

The Closing will take place, subject to the terms and conditions of this Agreement.

2.5

Restricted Shares

The Shareholders acknowledge that the EPHS Holdings Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6

Exemptions

The Shareholders acknowledge that EPHS Holdings has advised such Shareholders that EPHS Holdings is relying upon the representations and warranties of the Shareholders and, as a consequence, certain protections, rights and remedies provided by the  Securities Act will not be available to the Shareholders.

2.7

Reorganization

For a period of six months following Closing, the EPHS Shares shall not be subject to any reorganization or recapitalization of EPHS.

3.

REPRESENTATIONS AND WARRANTIES OF THE  SHAREHOLDERS

As of the Closing, the Shareholders, jointly and severally, represent and warrant to EPHS Holdings, and acknowledge that EPHS Holdings is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of EPHS Holdings, as follows:

3.1

Organization and Good Standing

EMERALD  is a corporation duly organized, validly existing and in good standing under the laws of the province of Quebec  and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Emerald is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Emerald owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Emerald taken as a whole.

3.2

Authority

Emerald has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Emerald Documents”) to be signed by Emerald and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Emerald Documents by Emerald and the consummation of the transactions contemplated hereby have been duly authorized by Emerald’s board of directors.  No other corporate or shareholder proceedings on the part of Emerald is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Emerald Documents when executed and delivered by Emerald as contemplated by this Agreement will be, duly executed and delivered by Emerald and this Agreement is, and the other Emerald Documents when executed and delivered by Emerald as contemplated hereby will be, valid and binding obligations of Emerald enforceable in accordance with their respective terms except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)

as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)

as limited by public policy.

3.3

Capitalization of Emerald

As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding   securities of Emerald will have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the province of Quebec.  There are no agreements purporting to restrict the transfer of the Emerald Shares,  no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Emerald Shares.  At the Closing, there will not be  any equity securities issued or issuable or other securities which can be converted into any class of  equity securities of Emerald.

3.4

Title and Authority of Shareholders

Each of the Shareholders is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Emerald Shares  held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such Emerald Shares  held by such Shareholders have been duly and validly issued and are outstanding as fully paid and non-assessable equity shares in the capital of Emerald.  Each of the Shareholders has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Emerald Shares  held by it.

3.5

Shareholders of Emerald

As of the Closing Date, Schedule 1 will contain a true and complete list of the Shareholders, the number of Emerald Shares owned by the Shareholders and the number of EPHS Holdings Shares to be received at Closing.   There are no other shareholders, warrant holders or option holders of Emerald. There is no person or entity entitled to receive any equity securities, warrants, options or other instruments that may be converted into equity securities of Emerald and that there are no outstanding options, warrants or other securities as of the date hereof and as of the Closing Date.

Each of the Shareholders is either an accredited or sophisticated investor.  Each of the Shareholders has received satisfactory answers to any questions submitted to EPHS Holdings or EPHS Holdings.

3.6

Corporate Records of Emerald

The corporate records of Emerald, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Emerald is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Emerald.

3.7

Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Emerald or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Emerald or any of its subsidiaries, or any of their respective material property or assets;

(b)

violate any provision of its Constating Documents or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Emerald, any of its subsidiaries or any of their respective material property or assets.

3.8

Actions and Proceedings

There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Emerald or which involves any of the business, or the properties or assets of Emerald that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Emerald taken as a whole (a “Emerald Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Emerald Material Adverse Effect.

3.9

Compliance

(a)

To the best knowledge of Emerald, Emerald is in compliance with, and is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Emerald;

(b)

To the best knowledge of Emerald, Emerald is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Emerald Material Adverse Effect;

(c)

Emerald has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Emerald, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)

Emerald has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Emerald has not received any notice of any violation thereof, nor is Emerald aware of any valid basis therefore.

3.10

Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Emerald  or the Shareholders of the Transaction contemplated by this Agreement or to enable EPHS Holdings to continue to conduct Emerald’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11

Financial Representations

The audited balance sheets for Emerald for its last two fiscal (the “Emerald Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years (collectively, the “Emerald Financial Statements”) to be supplied on or before the Closing Date will be:

(A)

in accordance with the books and records of Emerald;

(B)

present fairly the financial condition of Emerald as of the respective dates indicated and the results of operations for such periods; and

(C)

will have been prepared in accordance with U.S.  GAAP.

Emerald has not received any advice or notification from its independent certified public accountants that Emerald has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Emerald Financial Statements or the books and records of Emerald, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Emerald accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Emerald.  Emerald has not engaged in any transaction, maintained any bank account, or used any funds of Emerald, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Emerald.

3.12

Absence of Undisclosed Liabilities

Emerald does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that:

(a)

are not set forth in the Emerald Financial Statements or have not heretofore been paid or discharged;

(b)

did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to EPHS Holdings; or

(c)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Emerald Financial Statements

3.13

Tax Matters

(a)

As of the date hereof:

(i)

Emerald has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Emerald, and

(ii)

all such returns are true and correct in all material respects;

(b)

Emerald has paid,  all taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Emerald Material Adverse Effect;

(c)

Emerald is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)

all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)

to the best knowledge of Emerald, the Emerald Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Emerald for the accounting period ended on the Emerald Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Emerald Accounting Date or for any profit earned by Emerald on or prior to the Emerald Accounting Date or for which Emerald is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Emerald Financial Statements.

3.14

Absence of Changes

Since the Emerald Accounting Date, Emerald has not:

(a)

incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)

sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Emerald or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)

made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)

suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)

suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)

received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)

made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000.

(j)

other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)

entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)

agreed, whether in writing or orally, to do any of the foregoing.

3.15

Absence of Certain Changes or Events

Since the date of the audited financial statements,  there has not been:

(a)

any material change in the financial condition of Emerald;  or

(b)

any material change by Emerald in its accounting methods, principles or practices.

3.16

Subsidiaries

None.

3.17

Personal and Property

Emerald possesses, and has good and marketable title of all property necessary for the continued operation of the business of Emerald as presently conducted and as represented to EPHS Holdings.  All such property is used in the business of Emerald.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Emerald is owned by Emerald free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as set forth herein:

3.18

Intellectual Property

Emerald owns or holds an interest in all intellectual property assets necessary for the operation of the business of Emerald as it is currently conducted.

3.19

Insurance

The assets owned by Emerald are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Emerald, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.20

Employees and Consultants

All employees and consultants of Emerald have been paid all salaries, wages, income and any other sum due and owing to them by Emerald, as at the end of the most recent completed pay period.  Emerald is not aware of any labor conflict with any employees that might reasonably be expected to have a Emerald Material Adverse Effect.  To the best knowledge of Emerald, no employee of Emerald is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Emerald or any other nature of the business conducted or to be conducted by Emerald.

3.20

Real Property

Emerald does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Emerald is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Emerald pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Emerald has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21

Certain Transactions

Emerald is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.22

Completeness of Disclosure

No representation or warranty by Emerald or any Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to EPHS Holdings pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.

REPRESENTATIONS AND WARRANTIES OF EPHS HOLDINGS

As of the Closing, EPHS Holdings represents and warrants to Emerald and the Shareholders and acknowledge that Emerald and the Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Emerald or the Shareholders, as follows:

4.1

Organization and Good Standing

EPHS Holdings is duly incorporated, organized, validly existing and in good standing under the laws of the state of its incorporation.  EPHS Holdings has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  It is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of EPHS Holdings.

4.2

Authority

EPHS Holdings has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “EPHS Holdings Documents”) to be signed and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of the EPHS Holdings Documents  and the consummation of the transactions contemplated hereby have been duly authorized by the respective  board of directors and no other corporate or shareholder proceedings on the part of either corporation  is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other EPHS Holdings Documents when executed and delivered by EPHS Holdings will be, duly executed and delivered by EPHS Holdings and this Agreement is, and the other EPHS Holdings Documents when executed and delivered by EPHS Holdings , as contemplated hereby will be, valid and binding obligations of EPHS Holdings enforceable in accordance with their respective terms, except:

(a)

as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and  other laws of general application affecting enforcement of creditors’ rights generally;

(b)

as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)

as limited by public policy.

4.3

Capitalization of EPHS Holdings

As of the date of this Agreement and as of the Closing Date, all of the issued and outstanding shares of EPHS Holdings Common Stock will be duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

4.4

Corporate books and records

The corporate records of EPHS Holdings, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of EPHS Holdings is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of EPHS Holdings.

4.5

Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(A)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of EPHS Holdings under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to EPHS Holdings or any of its material property or assets;

(B)

violate any provision of the applicable incorporation or charter documents of EPHS Holdings; or

(C)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to EPHS Holdings or any of its material property or assets.

4.6

Validity of EPHS Holdings Common Stock Issuable upon the Transaction

The EPHS Holdings Shares to be issued to the Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7

Actions and Proceedings

To the best knowledge of EPHS Holdings, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of EPHS Holdings, threatened against EPHS Holdings which involves any of the business, or the properties or assets of EPHS Holdings that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of EPHS Holdings taken as a whole (a “EPHS Holdings Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a EPHS Holdings Material Adverse Effect.

4.8

Compliance

(A)

To the best knowledge of EPHS Holdings, EPHS Holdings is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of EPHS Holdings;

(B)

To the best knowledge of EPHS Holdings, EPHS Holdings is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a EPHS Holdings Material Adverse Effect;

(C)

EPHS Holdings has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of EPHS Holdings, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(D)

EPHS Holdings has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  EPHS Holdings has not received any notice of any violation thereof, nor is EPHS Holdings aware of any valid basis therefore.

4.9

Absence of Undisclosed Liabilities

As of the date of the financial statements, EPHS Holdings has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(A)

are not set forth in the EPHS Holdings Financial Statements or have not heretofore been paid or discharged;

(B)

did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Emerald;

(C)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last EPHS Holdings Financial Statements; or

(D)

have any material affect on the operations of the Company.

4.10

Absence of Changes

Since the date of the Financial Statements,  EPHS Holdings has not:

(A)

Incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(B)

Sold, encumbered, assigned or transferred any material fixed assets or properties;

(C)

Created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of EPHS Holdings to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(D)

Made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(E)

Declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(F)

Suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(G)

Suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(H)

Received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(I)

Made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(J)

Other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled; or

(K)

Agreed, whether in writing or orally, to do any of the foregoing.

4.11

Absence of Certain Changes or Events

Since the date of the financial statements,  except as and to the extent disclosed in the EPHS Holdings SEC Documents, there has not been:

(a)

a EPHS Holdings Material Adverse Effect; or

(b)

any material change by EPHS Holdings in its accounting methods, principles or practices.

4.12

Subsidiaries

None.

4.13

Personal Property

There are no material equipment, furniture, fixtures or other tangible personal property and assets owned or leased by EPHS Holdings

4.14

Employees

John Bentivoglio is the Company’s sole employee.

4.15

Completeness of Disclosure

No representation or warranty by EPHS Holdings in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Emerald pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.

CLOSING CONDITIONS

5.1

Conditions Precedent to Closing by EPHS Holdings

The obligation of EPHS Holdings to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth herein on a date mutually agreed upon by the parties hereto in writing.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of EPHS Holdings and may be waived by EPHS Holdings in its sole discretion.

(a)

Representations and Warranties

The representations and warranties of Emerald and the Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Emerald will have delivered to EPHS Holdings a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Emerald in this Agreement are true and correct.

(b)

Performance

All of the covenants and obligations that Emerald and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)

Transaction Documents

This Agreement, the Emerald Documents, the Emerald Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to EPHS Holdings, will have been executed and delivered to EPHS Holdings.

(d)

Delivery of Financial Statements

Emerald will have delivered to EPHS Holdings the Emerald Financial Statements within the time frame prescribed by this Agreement, which financial statements will include audited financial statements for Emerald’s two fiscal years es.

5.2

Conditions Precedent to Closing by Emerald

The obligation of Emerald and the Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Emerald and the Shareholders and may be waived by Emerald and the Shareholders in their discretion.

(a)

Representations and Warranties

The representations and warranties of EPHS Holdings set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and EPHS Holdings will have delivered to Emerald a certificate dated the Closing Date, to the effect that the representations and warranties made by EPHS Holdings in this Agreement are true and correct.

(b)

Performance

All of the covenants and obligations that EPHS Holdings are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  EPHS Holdings must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)

Transaction Documents

This Agreement, the EPHS Holdings Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Emerald, will have been executed and delivered by EPHS Holdings.

(d)

No Material Adverse Change

No EPHS Holdings Material Adverse Effect will have occurred since the date of this Agreement.

(e)

No Action

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)

prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)

cause the Transaction to be rescinded following consummation.

6.

ADDITIONAL COVENANTS OF THE PARTIES

6.1

Confidentiality

All information regarding the business of Emerald including, without limitation, financial information that Emerald provides to EPHS Holdings during the EPHS Holdings due diligence investigation of Emerald will be kept in strict confidence by EPHS Holdings and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by EPHS Holdings or disclosed to any third party (other than the EPHS Holdings professional accounting and legal advisors) without the prior written consent of Emerald.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Emerald, EPHS Holdings will immediately return to Emerald (or as directed by Emerald) any information received regarding Emerald’s business.  Likewise, all information regarding the business of EPHS Holdings including, without limitation, financial information that EPHS Holdings provides to Emerald during its due diligence investigation of EPHS Holdings will be kept in strict confidence by Emerald and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Emerald or disclosed to any third party (other than Emerald’s professional accounting and legal advisors) without the prior written consent of EPHS Holdings.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from EPHS Holdings, Emerald will immediately return to EPHS Holdings (or as directed by EPHS Holdings) any information received regarding EPHS Holdings’s business.

6.2

Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Emerald and EPHS Holdings will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Emerald or EPHS Holdings, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.3

Conduct of Emerald and EPHS Holdings Business Prior to Closing

From the date of this Agreement to the Closing Date, and except to the extent that EPHS Holdings otherwise consents in writing, Emerald will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Emerald otherwise consents in writing, EPHS Holdings will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.4

Certain Acts Prohibited

Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, neither party will, without the consent of the other:

(1)

amend its Articles of  Incorporation or other incorporation documents;

(2)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Emerald except in the ordinary course of business;

(3)

dispose of or contract to dispose of any Emerald property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(4)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Emerald Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(5)

declare, set aside or pay any dividends on, or make any other distributions in respect of the Emerald Common Stock, or

(6)

split, combine or reclassify its equity; or

(7)

not materially increase benefits or compensation expenses of Emerald, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.5

Public Announcements

EPHS Holdings and Emerald each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required by the disclosure obligation imposed on EPHS Holdings or Emerald or their respective affiliates under rules or regulations of any stock exchange or laws of any jurisdiction.

7.

CLOSING

7.1

 Closing shall occur February 27, 2018  unless extended by the mutual consent of the parties.

7.2

Closing Deliveries of Emerald and the Shareholders

(1)

At Closing, Emerald and the Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to EPHS Holdings:

(2)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Emerald evidencing approval of this Agreement and the Transaction;

(3)

share certificates representing the Emerald Shares;

(5)

certificates and other documents required by this Agreement; and

(6)

the Emerald Documents, the Emerald Financial Statements and any other necessary documents, each duly executed by Emerald, as required to give effect to the Transaction.

7.3

Closing Deliveries of EPHS Holdings

At Closing, EPHS Holdings will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Emerald:

(1)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of EPHS Holdings evidencing approval of this Agreement and the Transaction; and

(2)

the share certificates representing the EPHS Holdings Shares or confirmation that the Shares have been issued by the Transfer Agent.

8.

POST CLOSING COVENANTS

Emerald and its shareholders agree and understand that the post closing undertaking set forth herein is a material inducement for EPHS Holdings to enter into this transaction.

9.

INDEMNIFICATION, REMEDIES, SURVIVAL

9.1

Agreement of Emerald to Indemnify

Emerald will indemnify, defend, and hold harmless, to the full extent of the law, EPHS Holdings and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by EPHS Holdings and its shareholders by reason of, resulting from, based upon or arising out of:

(A)

the breach by Emerald of any representation or warranty of Emerald contained in or made pursuant to this Agreement, any Emerald Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B)

the breach or partial breach by Emerald of any covenant or agreement of Emerald made in or pursuant to this Agreement, any Emerald Document or any certificate or other instrument delivered pursuant to this Agreement.

9.2

Agreement of the Shareholders to Indemnify

The Shareholders will indemnify, defend, and hold harmless, to the full extent of the law, EPHS Holdings and its shareholders from, against, and in respect of any and all Losses asserted against,

relating to, imposed upon, or incurred by EPHS Holdings and its shareholders by reason of, resulting from, based upon or arising out of:

(A)

any breach by the Shareholders of  this Agreement; or

(B)

any misstatement, misrepresentation or breach of the representations and warranties made by the Shareholders

9.3

Agreement of EPHS Holdings to Indemnify

EPHS Holdings will indemnify, defend, and hold harmless, to the full extent of the law, Emerald and the Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Emerald and the Shareholders by reason of, resulting from, based upon or arising out of:

(A) the breach by EPHS Holdings of any representation or warranty of EPHS Holdings contained in or made pursuant to this Agreement, any EPHS Holdings Document or any certificate or other instrument delivered pursuant to this Agreement; or

(B) the breach or partial breach by EPHS Holdings of any covenant or agreement of EPHS Holdings made in or pursuant to this Agreement, any EPHS Holdings Document or any certificate or other instrument delivered pursuant to this Agreement.

10.

MISCELLANEOUS PROVISIONS

10.1

Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) years after the Closing Date.

10.2

Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3

Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4

Expenses

EPHS Holdings will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that EPHS Holdings and Emerald will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5

Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6

Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties principal place of business or ad directed by the parties.

10.7

Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8

Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement or those persons entitled to receive EPHS Holdings Shares.

10.9

Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10

Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.  Jurisdiction for any dispute shall be in the state or federal courts located in Florida.  Neither party shall have the right to assert forum non-convenience.

10.11

Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12.

Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.13

Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

11.

Legal Counsel.

This Agreement has been prepared by counsel for EPHS Holdings.   Prior to execution the Emerald shareholders have had an opportunity to review this Agreement with independent counsel.

12.

Schedules and Exhibits

The schedules and exhibits are attached to this Agreement and incorporated herein.

[Execution on following page.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EPHS Holdings, Inc.

By:

/s/ Gianfranco Bentivoglio

Gianfranco Bentivoglio, president

Emerald Plant Services, Inc.

BY:

/s/ Paolo Gervasi

Paolo Gervasi

Its:  Authorized Representative

The Shareholders:

/s/Paolo Gervasi

Paolo Gervasi

/s/Calegero Caruso

Calegero Caruso

SCHEDULE 1

SHAREHOLDERS	Equity Ownership	Shares issuable
	In Emerald

Paolo Gervasi	50%	7,000,000

Calegero Caruso	50%	7,000,000
Gianfranco (John) Bentivoglio	0%	1,250,000
Mathew Bentivoglio	0%	500,000
Ricky Pilutti	0%	250,000
Giuseppe Gervasi	0%	1,000,000
Silvano Mosca	0%	500,000
Francesco Mannello	0%	500,000
Vince Beatty	0%	2,000,000

Totals	100%	20,000,000

/s/Paolo Gervasi

/s/ Calegero Ceruso

Paolo Gervasi

Calegero Caruso